Exhibit 21.1

                           Subsidiaries of Registrant

                                              Jurisdiction of Incorporation or
Name                                                    Organization
----                                                    ------------

MPG-Net Inc.                                           North Carolina

Virtual Business Designs, Inc.                         North Carolina